Exhibit 99.(J)(2)(iii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being the Chief Financial Officer and Treasurer of the MERCER FUNDS (the “Trust”), a Delaware statutory trust, which has filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, a Registration Statement of the Trust and amendments thereto for the registration under said Acts, of the Trust, hereby constitutes and appoints Colin J. Dean, and Patrick W. D. Turley, and each of them, with power to act without the others, as his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to approve and sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any one of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name as of this 25th day of January, 2019.

/s/ Stephen M. Gouthro
Stephen M. Gouthro